GEOGLOBAL CLOSES US$28.4M FINANCING

Calgary, Alberta, Canada, June 21, 2007 - GeoGlobal Resources Inc. (Amex:  GGR) announced that it has completed the sale of 5,680,000 units (“Units”) of the Company's securities for aggregate gross proceeds of US$28,400,000.  The sale was made to persons not resident in the United States and the securities were sold in a transaction not requiring registration under the US Securities Act of 1933 (the "Act").  Primary Capital Inc. and Jones, Gable & Company Limited of Toronto, Canada, acted as agents (the “Agents”) with respect to the offering.  Each Unit was sold at a price of US$5.00.

Each Unit is comprised of one common share and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”).  One Warrant entitles the holder to purchase one additional common share at a price of US$7.50, for a term of two years expiring on June 20, 2009.  The Warrants are subject to accelerated expiration in the event that the price of the Company's common shares on the American Stock Exchange is US$12.00 or more for 20 consecutive trading days, the resale of the shares included in the Units and issuable on exercise of the Warrants has been registered under the Act, and the hold period for Canadian subscribers has expired.  In such event, the warrant term will be reduced to 30 days from the date of issuance of a news release announcing such accelerated expiration of the warrant term.

In the event the Company fails to file on or before August 18, 2007 a registration statement with the US Securities and Exchange Commission for the purpose of registering under the Act the resale of the shares included in the Units and issuable on exercise of the Warrants, each purchaser of the Units will receive for nominal consideration an additional 0.10 of one Unit.

A fee of 6% of the aggregate gross proceeds was paid to the Agents with respect to the sale of the Units and, in addition, compensation options were issued to the Agents entitling them to purchase an aggregate of 340,800 common shares at an exercise price of US$5.00 per share until June 20, 2009.

The proceeds from the offering will be used for exploration and development of the newly acquired NELP-VI exploration blocks, all other exploration blocks acquired hereafter and for general corporate purposes.

GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Rajasthan and the Deccan Syneclise basin areas.

Cautionary Statement to Investors

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company’s forward looking statements include, among others, its statements and estimates as to:

•
the likelihood that recoverable hydrocarbon reserves may exist in the geographic areas in which the Company has an interest and the quantity, if any, of those reserves and when, if ever, the Company may realize revenues from any reserves that are established ,

•	the cost and likelihood of success of the parties in fulfilling the work commitments under the production sharing contracts to which the Company is a party,

•
the timing of activities under the production sharing contracts and the ability of the related work commitments to be fulfilled and completed within the times contemplated by the productions sharing contracts,

•	the availability of drilling rigs, personnel and other services and equipment at acceptable and reasonable prices to fulfill the work commitments,

•	the ability of those drilling rigs to perform to meet expectations in the temperature, pressure and depth conditions to which they are subjected,

•	The ability of the operator under the production sharing contracts to complete successful wells and to market and deliver any hydrocarbons produced, and

•	the availability of funds in the amounts required and at the times required to fulfill the Company’s participating interest obligations in pursuing these exploration activities.

There can be no assurance as to the outcome of these activities that are described as forward looking.  Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercially productive success of any of its wells, all of which involve risks and uncertainties.  The exploration blocks in which the Company has an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company and its investors.  Additional risks and uncertainties may arise out of seeking to do business overseas in India where governmental delays or political and other world events may disrupt the Company's plans, intentions and expectations.  The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.

The first phase of the exploration period relating to the production sharing contract for the Company’s KG Offshore Block has expired, as extended on August 29, 2005 through March 11, 2006, without the required minimum of at least fourteen wells being drilled during the first phase.  The operator under the production sharing contract is seeking from the Government of India an extension of the exploration period and also its consent to proceeding with the second phase of the exploration period under the production sharing contract.  As at June 21, 2007, this approval and consent is still outstanding.  Unless this further extension is granted, the Company may be liable for consequences of non-fulfillment of the minimum work commitment in a given time frame under the production sharing contract.  The production sharing contract has provisions for termination of the production sharing contract on account of various reasons specified therein including a material breach of the contract.  Termination rights can be exercised after giving ninety days written notice.  This failure to timely complete the minimum work commitment, though there is no precedence, may be deemed by the Government of India to be a failure to comply with the provisions of the contract in a material particular.  The termination of the production sharing contract by the Government of India would result in the loss of the Company’s interest in the KG Offshore Block other than areas determined to encompass "commercial discoveries".  The production sharing contract sets forth procedures whereby the operator can obtain the review of the management committee under the production sharing contract as to whether a discovery on the exploration block should be declared a commercial discovery under the production sharing contract.  Those procedures have not been completed at present with respect to the discovery on the KG Offshore Block and, accordingly, as of June 21, 2007, no areas on the KG Offshore Block have been determined formally to encompass "commercial discoveries" as that term is defined under the production sharing contract.

Additional important risk factors are described in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB and 10Q. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Boland, Investor Relations and Corporate Affairs
Phone:                      +1 403-777-9253                                                      Email: info@geoglobal.com
Fax:                      +1 403-777-9199                                                      Website: www.geoglobal.com